PURCHASE AND SALE AGREEMENT


                  THIS PURCHASE AND SALE AGREEMENT, dated for reference purposes the 15th day of June, 1999, is by and between PHOENIX GOLD INTERNATIONAL, INC., an Oregon corporation, whose address is 9300 N. Decatur Street, Portland, Oregon 97203 ("Phoenix Gold"), and 6710 L.L.C., an Oregon limited liability company, whose address is P.O. Box 82448, Portland, Oregon 97282 ("6710").

                                    RECITALS

          A. Phoenix Gold leases certain real property at 9300 N. Decatur Street in Portland, Multnomah County, Oregon (the "Leased Premises") from B.B. & S. Development Co., an Oregon general partnership ("BB&S") pursuant to that certain Standard Industrial/Commercial Single-Tenant Lease-Net dated February 2, 1994, as amended and modified by an Addendum dated February 2, 1994, a Letter Agreement dated January 12, 1996, and a Termination Agreement dated August 31, 1998 (collectively, the "BB&S Lease").

          B. Pursuant to that certain Indenture of Lease dated November 15, 1983, as previously modified by that certain letter agreement dated November 28, 1983, that certain letter agreement dated February 13, 1989, that certain Addendum on Lease for Warehouse Space dated July 23, 1991, that certain Amendment to Lease dated January 27, 1992, and that certain undated Extension and Amendment to Lease (collectively the "Bushwacker Lease"), BB&S leased certain real property adjoining the Leased Premises to Bushwacker, Inc., an Oregon corporation formerly known as L.T.D. Enterprises, Inc. ("Bushwacker"). For the purposes of this Agreement, the Leased Premises and the real property leased to Bushwacker are together called the "Property". The Property is more particularly described on Exhibit A attached hereto and by this reference incorporated herein.

          C. The Property is the subject of Chicago Title Insurance Company of Oregon's (the "Title Company") Preliminary Title Report, Fourth Supplemental dated as of June 8, 1999 and issued under Order No. 196950 (the "Title Report"), a copy of which has previously been provided to 6710.

          D. Phoenix Gold has exercised its purchase option contained in the BB&S Lease, pursuant to which Phoenix Gold will purchase the Property from BB&S. As a condition precedent to conveying the Property to Phoenix Gold, BB&S must complete certain survey work and obtain a Property Line Adjustment from the City of Portland. In addition, Phoenix Gold and BB&S are currently negotiating an access and sewer easement that will affect the Property (the "Easement").

          E. 6710 desires to acquire the Property from Phoenix Gold immediately after Phoenix Gold acquires the Property from BB&S, then lease the Property to Phoenix Gold, subject to the Bushwacker Lease. Phoenix Gold desires to sell the Property to 6710 immediately after Phoenix Gold acquires it from BB&S, then lease the Property from 6710, subject to the Bushwacker Lease. After the transactions described in this Recital E, Bushwacker shall be a tenant of


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Phoenix Gold and a subtenant of 6710. The Lease between 6710 and Phoenix Gold is hereinafter called the "6710 Lease".

          NOW THEREFORE, for valuable consideration, including the covenants, terms and conditions set forth below, Phoenix Gold and 6710 have agreed as follows:

          1. SALE AND PURCHASE. Phoenix Gold agrees to sell to 6710, and 6710 agrees to buy from Phoenix Gold, the Property.

          2. PRICE; EARNEST MONEY; PAYMENT. The purchase price for the Property shall be the sum of $5,094,500, which shall be paid in cash at closing. Upon mutual execution of this Agreement, 6710 shall deposit $10,000 as earnest money (the "Earnest Money") with the Title Company, which shall be applied to the purchase price at closing. The balance of the purchase price shall be paid in cash at closing.

          3.  PRELIMINARY  TITLE REPORT.  Special  Exception  Nos. 8 through 21,
inclusive,   and  22a  of  the  Title  Report  shall  be  considered  "Permitted
Exceptions" for the purposes of this Agreement.

          4. CLOSING.

               4.1 TIME AND PLACE OF CLOSING. The closing of the transaction provided for in this Agreement shall take place in escrow at the Title Company's office at 930 Pioneer Tower, 888 SW Fifth Avenue, Portland, Oregon 97204 on or before July 1, 1999, immediately following the closing of Phoenix Gold's purchase of the Property from BB&S.

               4.2 DOCUMENTS. The Property shall be conveyed to 6710 at closing by statutory warranty deed (the "Deed"), free and clear of all liens, encumbrances, restrictions and reservations other than the Permitted Exceptions, the Bushwacker Lease, and the Easement. At closing, Phoenix Gold and 6710 shall enter into the 6710 Lease.

               4.3 CONDITIONS OF CLOSING. In addition to the conditions to closing described in Sections 3 and 4 above, the obligations of Phoenix Gold and 6710 hereunder shall be subject to the fulfillment of the following conditions, each of which shall be continuous conditions unless waived by Phoenix Gold and 6710:

                    (a) The closing of the sale of the Property from BB&S to Phoenix Gold shall have occurred.

                    (b) There shall be no material change in the physical condition of the Property between the date of 6710's execution of this Agreement and the closing date, and no other material adverse changes related to or connected with the Property directly or indirectly. 6710, its agents, and designees shall have reasonable access to the Property prior to closing for the sole purpose of confirming that it is in substantially the same condition at closing as it was when inspected. 6710's right to access does not negate the warranties and covenants contained in this Agreement. 6710 shall indemnify and hold Phoenix Gold harmless from any loss, damage, or claim arising out of 6710's access to the Property.

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                    (c) 6710 shall have  reviewed and approved the final form of the document creating the Easement.

                    (d) As of the close of escrow, the Title Company shall have issued or committed to issue to 6710 the title policy described in Section 5 below.

          The waiver by 6710 of any condition shall not relieve Phoenix Gold of any liability or obligation with respect to any representation, warranty, covenant, or agreement of Phoenix Gold. Neither Phoenix Gold nor 6710 shall act or fail to act for the purpose of permitting or causing any condition to fail. Upon failure of any of the preceding conditions to occur, which is not waived by the parties, other than any condition which fails by reason of an uncured default by Phoenix Gold or 6710, this Agreement shall terminate, the Earnest Money shall be returned to 6710, and all documents shall be returned to the party that provided them.

               4.4 KEYS AND PLANS. At closing, Phoenix Gold shall deliver to 6710 keys to all entrance doors and copies of all records and plans to the building and its systems, to the extent Phoenix Gold receives them and they haven't already been provided to 6710.

          5. TITLE INSURANCE POLICY. Within ten days after the closing, Phoenix Gold shall furnish to 6710, at Phoenix Gold's expense, an ALTA standard coverage owner's policy of title insurance issued by the Title Company in the full amount of the purchase price. The title policy shall contain only the Permitted Exceptions, the 6710 Lease, the Bushwacker Lease, the Easement, and any liens or encumbrances created or suffered by 6710.

          6. EXPENSES. 6710 and Phoenix Gold shall each pay one-half of the escrow fee. Phoenix Gold shall pay the cost of recording the Deed and a memorandum of the 6710 Lease, and any transfer, excise or documentary stamp taxes, and 6710 shall pay the cost of recording any financing instruments. Phoenix Gold shall pay the cost of the title insurance policy. Each party shall bear its own attorney fees, if any.

          7. POSSESSION. 6710 shall be entitled to possession of the Property immediately upon closing, subject to Phoenix Gold's rights under the 6710 Lease and Bushwacker's rights under the Bushwacker Lease.

          8. DEFAULT; REMEDIES. TIME IS OF THE ESSENCE OF THIS AGREEMENT AND EACH PROVISION HEREOF. If Phoenix Gold has performed each and every one of its obligations under this Agreement and the transaction provided for herein fails to close, through no fault of Phoenix Gold, on or before the closing date specified in Section 4.1 above, 6710 shall forfeit the Earnest Money to Phoenix Gold as liquidated damages as Phoenix Gold's sole remedy, and this Agreement shall thereupon be null and void. If Phoenix Gold cannot furnish at closing the Deed and a commitment for the title insurance policy described in Sections 4.2 and 5 or otherwise fails to complete this transaction on or before the closing date specified in Section 4.1 above, the Earnest Money shall be returned to 6710, but 6710's acceptance of the Earnest Money shall not constitute a waiver of other remedies available to 6710, including the right to seek specific performance.


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          9. PHOENIX GOLD'S  REPRESENTATIONS AND WARRANTIES.  In addition to any other express agreements of Phoenix Gold contained in this Agreement, the following constitute representations and warranties of Phoenix Gold to 6710:

                           (a)  Representations Regarding Phoenix Gold's
                  Authority.

                           (i) Phoenix Gold has the legal power, right, and authority to enter into this Agreement and the instruments referred to in this Agreement and to consummate the transactions contemplated in this Agreement.

                           (ii) All requisite action (corporate, trust, partnership, or otherwise) has been taken by Phoenix Gold in connection with entering into this Agreement, the instruments referred to in this Agreement, and the consummation of the transactions contemplated in this Agreement. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

                           (iii) The persons  executing  this  Agreement and the
                  instruments referred to in this Agreement on behalf of Phoenix Gold and the partners, officers, or trustees of Phoenix Gold, if any, have the legal power, right, and actual authority to bind Phoenix Gold to the terms and conditions of this Agreement.

                           (iv) This Agreement and all documents  required to be
                  executed by Phoenix Gold are and shall be valid, legally binding obligations of and enforceable against Phoenix Gold in accordance with their terms.

                           (v) Neither the execution and delivery of this Agreement and documents referred to in this Agreement, nor the incurring of the obligations set forth in this Agreement, nor the consummation of the transactions in this Agreement contemplated, nor compliance with the terms of this Agreement and the documents referred to in this Agreement conflict with or will result in the material breach of any terms, conditions, or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which Phoenix Gold is a party or which affect the Property.

                           (b) Warranties and Representations Pertaining to Real Estate and Legal Matters. To Phoenix Gold's actual knowledge:

                           (i) The information contained in the recitals is true and correct.

                           (ii) Except as disclosed to 6710 in writing,  Phoenix
                  Gold has no notice of any litigation, claim, or arbitration, pending or threatened, with regard to the Property or its operation.

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                           (iii) Phoenix Gold has no notice of any  attachments,
                  execution   proceedings,   assignments   for  the  benefit  of
                  creditors, insolvency, bankruptcy, reorganization, or other proceedings pending or threatened against Phoenix Gold, nor are any such proceedings contemplated by Phoenix Gold.

                           (iv) Phoenix Gold has no notice that the construction, occupancy, and operation of the Leased Premises do not materially conform to and comply with all applicable city, county, state, and federal law, statutes, ordinances, and regulations.

                           (v) There are no material  structural  defects in the
                  building, nor are there any major repairs required to operate the building in a lawful, safe, and efficient manner, except for the roof repairs that 6710 has agreed to undertake pursuant to the 6710 Lease.

                           (vi) Upon closing of its option to purchase the Property, Phoenix Gold will be the legal and beneficial fee simple titleholder of the Property and have fee simple title to the Property, free and clear of all liens, encumbrances, claims, covenants, conditions, restrictions, easements, rights of way, options, judgments, or other matters, except as disclosed by the Title Report and in Section 5.

                           (vii) The electrical, plumbing, heating, and air conditioning systems and any other utility systems will be in substantially the same or better condition at closing as when 6710 conducted its inspection.

                           (viii) Phoenix Gold has not entered into any other contracts for the sale of the Property, nor do there exist any rights of first refusal or options to purchase the Property, except as set forth in the 6710 Lease.

                           (ix) Phoenix Gold has not received any notices from any insurance company of any defects or inadequacies in the Property.

                           (x) Any licenses and permits obtained by Phoenix Gold
                  regarding the operation of its business or the Leased Premises have been fully paid for and are not subject to any liens, encumbrances, or claims of any kind.

                           (xi) Phoenix Gold has not sold, transferred, conveyed, or entered into any agreement regarding "air rights" or other development rights or restrictions relating to the Property.

                           (xii) Phoenix Gold has not received any notice that the Property is not materially in compliance with applicable state and federal environmental standards and requirements affecting it.

                           (xiii) Phoenix Gold has not received any notices of violation or advisory action by regulatory agencies regarding environmental control matters or permit compliance with respect to the Property.

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                           (xiv)  Phoenix  Gold  has not  transferred  hazardous
                  waste from the Leased Premises to another location that is not in compliance with applicable environmental laws, regulations, or permit requirements. To Phoenix Gold's actual knowledge, no other person has transferred hazardous waste from the Property to another location that is not in compliance with applicable environmental laws, regulations, or permit requirements.

                           (xv) Phoenix  Gold has no notice of any  proceedings,
                  governmental administrative actions, or judicial proceedings pending or contemplated against Phoenix Gold under any federal, state, or local laws regulating the discharge of hazardous or toxic materials or substances into the environment.

                           (xvi) Phoenix Gold has not, during its ownership of the Property, stored, produced, or disposed of any hazardous substance, including asbestos, on the Property, except in compliance with applicable laws.

                           (c)    Representations, Warranties, and Covenants
Regarding Operation of the Property Through the Close of Escrow.

                           (i) Phoenix Gold further represents and warrants that
                  until this transaction is closed or escrow is terminated, whichever comes earlier, it shall:

                           A. Operate and maintain the Leased Premises in a manner consistent with Phoenix Gold's past practices;

                           B. Comply with the insurance provisions in the BB&S Lease;

                           C. Make all regular payments of interest and principal on any existing financing by Phoenix Gold;

                           D.   Comply with all government regulations;

                           E. Keep 6710 timely advised of any repair or improvement required to keep the Leased Premises in substantially the same condition as when inspected by 6710 and that costs more than $50,000.

                          (d)    General    Representation.    Phoenix    Gold's
representations and warranties contained in this Agreement are true and accurate, and are not misleading. Phoenix Gold's representations and warranties contained in this Agreement shall be true and correct as of the closing date with the same force and effect as if remade by Phoenix Gold in a separate certificate at that time. Phoenix Gold's representations and warranties contained in this Agreement shall survive the close of escrow for ten years and shall not merge into the deed and the recordation of the deed in the official records.

                          (e)  Actual   Knowledge.   For  the  purpose  of  this
Agreement, "actual knowledge" means information actually known by Timothy C. Johnson, Executive Vice President and Chief Operations Officer and Keith A.

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Peterson,  President and Chief  Executive  Officer of Phoenix Gold,  without any additional investigation or inquiry.

               10. 6710's REPRESENTATIONS AND WARRANTIES. In addition to any other express agreements of 6710 contained in this Agreement, the following constitute representations and warranties of 6710 to Phoenix Gold:

                           (a) Representations Regarding 6710's Authority.

                           (i) 6710 has the legal power, right, and authority to
                  enter into this Agreement and the instruments referred to in this Agreement and to consummate the transactions contemplated in this Agreement.

                           (ii) All requisite action (corporate, trust, partnership, limited liability company, or otherwise) has been taken by 6710 in connection with entering into this Agreement, the instruments referred to in this Agreement, and the consummation of the transactions contemplated in this Agreement. No further consent of any partner, shareholder, member, creditor, investor, judicial or administrative body, governmental authority, or other party is required.

                           (iii) The persons  executing  this  Agreement and the
                  instruments referred to in this Agreement on behalf of 6710 and the partners, officers, members, or trustees of 6710, if any, have the legal power, right, and actual authority to bind 6710 to the terms and conditions of this Agreement.

                           (iv) This Agreement and all documents  required to be
                  executed by 6710 are and shall be valid, legally binding obligations of and enforceable against 6710 in accordance with their terms.

                           (v) Neither the execution and delivery of this Agreement and documents referred to in this Agreement, nor the incurring of the obligations set forth in this Agreement, nor the consummation of the transactions in this Agreement contemplated, nor compliance with the terms of this Agreement and the documents referred to in this Agreement conflict with or will result in the material breach of any terms, conditions, or provisions of, or constitute a default under any bond, note, or other evidence of indebtedness, or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease, or other agreements or instruments to which 6710 is a party or which affect the Property.

                           (b) General  Representation.  6710's  representations
and warranties contained in this Agreement are true and accurate, and are not misleading. 6710's representations and warranties contained in this Agreement shall be true and correct as of the closing date with the same force and effect as if remade by 6710 in a separate certificate at that time. 6710's representations and warranties contained in this Agreement shall survive the close of escrow for ten years and shall not merge into the deed and the recordation of the deed in the official records.

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                  11.  DAMAGE  OR  DESTRUCTION;  CONDEMNATION.  Until  close  of escrow, the risk of loss shall be retained by Phoenix Gold. Phoenix Gold shall comply with the insurance provisions of the BB&S Lease.

                  In the event all or any material portion of the Property is damaged, destroyed, or condemned or threatened with condemnation before the close of escrow, 6710 may terminate this Agreement. In such event, escrow will be terminated, the Earnest Money and accrued interest thereon will be promptly returned to 6710, and this Agreement shall have no further force or effect whatsoever. If a nonmaterial portion of the Property is destroyed or condemned, this Agreement shall remain in full force and effect, including, without limitation, 6710's obligation to close this transaction as provided for here and to pay the full purchase price to Phoenix Gold. In such event, 6710 shall be assigned all insurance proceeds or condemnation proceeds payable to or for the account of Phoenix Gold.

                  12. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of Phoenix Gold, 6710 and their respective heirs, personal representatives, successors and assigns.

                  13. ATTORNEY FEES. In the event of any action to enforce or interpret this Agreement, or for any remedy on account of any breach of this Agreement, the prevailing party in such action shall be entitled to recover from the other party its costs, disbursements and reasonable attorney fees as determined by the court in such action and in any appeal therefrom.

                  14. NOTICE. All notices and communications in connection with this Agreement shall be given in writing and shall be transmitted by certified or registered mail, return receipt requested, to the appropriate party at its address set forth at the outset of this Agreement. Any notice so transmitted shall be deemed effective on the date it is placed in the United States mail, postage prepaid. Either party may, by written notice, designate a different address for purposes of this Agreement.

                  15. FURTHER ACTS. The parties agree to execute and deliver such additional documents, and perform such additional acts, as may be reasonably required to carry out the transaction provided for in this Agreement.

                  16. BROKER. Phoenix Gold and 6710 represent to each other that no broker or finder has been engaged by Phoenix Gold or 6710 in connection with any of the transactions contemplated by this Agreement, or to Phoenix Gold's knowledge is in any way connected with any of such transactions.

                  17. ENTIRE AGREEMENT. This written Agreement sets forth the entire understanding of the parties with respect to the purchase and sale of the Property. This Agreement supersedes any and all prior negotiations, discussions, agreements and understandings between the parties, including but not limited to the Letter of Intent. This Agreement may not be modified or amended except by a written agreement executed by both parties.

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                  18.  ACCEPTANCE.  This offer shall  automatically expire at
5 p.m. on July 15, 1999 if not mutually accepted, executed, and delivered prior to such time.

                  19. STATUTORY DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

                  20. OREGON LAW. The laws of the state of Oregon shall govern the interpretation and enforcement of this Agreement.

                  21. RECITALS. The statements set forth in Recitals A through E at the beginning of this Agreement are agreed to be true and correct by Phoenix Gold and 6710.

         IN WITNESS WHEREOF, Phoenix Gold and 6710 have made and entered into this Purchase and Sale Agreement as of the date first above written.

         SELLER:                    PHOENIX GOLD INTERNATIONAL, INC.

                                    By: /s/ Timothy C. Johnson
                                    -------------------------------
                                    Its: Executive Vice President


         PURCHASER:                 6710 L.L.C.

                                    By: /s/ Howard N. Dietrich
                                    -------------------------------
                                    Its: Manager



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

Order No:  196950

                                    EXHIBIT A

                                LEGAL DESCRIPTION

PARCEL I:

Lots 1, 2, 3, 16, 17, 18 and the Southeasterly 15 feet of Lots 4 and 15, Block 3; Lots 6, 7, 8, 9, 10 and 11, Block 4; Lots 6, 7, 8, 9, 10 and 11, Block 5; and
Lots 1, 2, 3 and the Southeasterly 15 feet of Lot 4, Block 6, all in BYAR'S ADDITION TO ST. JOHNS, in the City of Portland, County of Multnomah and State of Oregon.

TOGETHER WITH those portions of North Crawford Street and North Trumbull Avenue which accrued to said property by reason of vacation proceedings.

PARCEL II:

A tract of land located in the Northwest 1/4 of Section 12, Township 1 North, Range 1 West of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, more particularly described as follows:

All of Lots 1 through 5, and Lots 12 through 16, Block 4, BYAR'S ADDITION TO ST. JOHNS.

EXCEPTING THEREFROM the Southwesterly 31 feet of Lots 12 through 16, Block 4, BYAR'S ADDITION, more particularly described as follows:

Beginning at the Northwesterly corner of Lot 12, Block 4; thence along the Northwesterly line of said Lot 12, North 57(degree)23'19" East, 31.00 feet to a 5/8" iron rod with yellow plastic cap marked "ACS&P 668-3151"; thence Southeasterly and parallel to Northeasterly line of vacated N. Crawford Street, South 32(degree)36'41" East 250.00 feet to a 5/8" iron rod with yellow plastic cap marked "ACS&P 668-3151" on the Northwesterly right-of-way line of North St. Louis Avenue and being on the Southeasterly line of Lot 16, Block 4, BYAR'S ADDITION; thence Southwesterly along said Northwesterly right-of-way line South 57(degree)23'19" West 31.00 feet to the Southwesterly corner of said Lot 16 and being on the Northerly right-of-way line of vacated N. Crawford Street; thence Northwesterly along said Northerly right-of-way line North 32(degree)36'41" West
250.00 feet to the point of beginning.